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                                                                      Exhibit 21


                        List of Subsidiaries of INTERCO

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                                                        Jurisdiction of
   Name of Subsidiary                                    Incorporation
   ------------------                                   ---------------
Action Transport, Inc.                                   Delaware

Action Industries, Inc.                                  Virginia

Broyhill Furniture Industries, Inc.                      North Carolina

Broyhill Transport, Inc.                                 North Carolina

Fayette Enterprises, Inc.                                Mississippi

Gordon's, Inc.                                           Delaware

Interco Receivables Corp.                                Delaware

Interfashions Industries, Inc., S.A.                     Costa Rica

Lane Advertising, Inc.                                   Virginia

The Lane Company, Incorporated                           Virginia

Textilera Tres Rios, S.A.                                Costa Rica

Thomasville Furniture Latin America, S.A.                Panama

Thomasville Furniture Industries, Inc.                   Pennsylvania

Thomasville Home Furnishings, Inc.                       Delaware

Thomasville Upholstery, Inc.                             Delaware
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